Exhibit 10.2

EXECUTION VERSION

RUMBLEON FINANCE, LLC,

as Seller

and

ROF SPV I, LLC,

as Purchaser

PURCHASE AND SALE AGREEMENT

Dated February 4, 2022

Purchase and Sale Agreement

This PURCHASE AND SALE AGREEMENT, dated as of February 4, 2022, by and between RUMBLEON FINANCE, LLC, a Nevada limited liability company (the “Seller”), and ROF SPV I, LLC, a Delaware limited liability company (the “Purchaser”).

W I T N E S S E T H;

WHEREAS, the Purchaser desires to purchase from the Seller from time to time certain Receivables and the related rights and assets owned by the Seller; and

WHEREAS, the Seller desires to sell to the Purchaser from time to time certain Receivables and the related rights and assets owned by the Seller.

NOW, THEREFORE, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. The following words and phrases shall have the following meanings:

“Account Debtor” shall have the meaning specified in the Loan Agreement.

“Addition Date” shall have the meaning specified in Section 2.1(b).

“Additional Receivable” shall have the meaning specified in Section 2.1(b).

“Adverse Claim” shall mean any valid claim of ownership or any lien, other than any lien created pursuant to or permitted by the Transaction Documents.

“Affiliate” shall have the meaning specified in the Loan Agreement.

“Agent” shall mean Credit Suisse AG, New York Branch, in its capacity as administrative, payment and collateral agent pursuant to the Loan Agreement.

“Agreement” shall mean this Purchase and Sale Agreement and all amendments hereof and supplements hereto.

“Assigned Agreements” shall mean all Portfolio Documents relating to the Purchased Assets, and all other instruments, certificates, documents and agreements executed and/or delivered in connection therewith, relating to any Purchased Asset, including, without limitation, all data necessary or reasonably useful in the servicing of Receivables purchased by Purchaser.

“Business Day” shall have the meaning specified in the Loan Agreement.

“Closing Date” shall mean February 4, 2022.

“Code” shall have the meaning specified in the Loan Agreement.

Purchase and Sale Agreement

“Collections” shall mean, with respect to any Receivable, all Scheduled Payments (as defined in the Loan Agreement), prepayments (both voluntary and mandatory) and other amounts received of any and every description payable to the holder of such Receivable by or on behalf of the related Account Debtor pursuant thereto or the related Portfolio Documents.

“Conveyance” shall mean any sale, transfer, assignment or conveyance to the Purchaser of Purchased Assets pursuant to this Agreement or any Supplement.

“Conveyance Documents” shall mean this Agreement, each Supplement and any other document or instrument delivered pursuant hereto and thereto.

“Electronic Transmission” shall mean each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by electronic mail or facsimile, or otherwise to or from an electronic system or other equivalent service.

“Eligible Receivable” shall mean any Receivable that is a Purchased Asset hereunder that meets, as of any date, all of the eligibility requirements of an “Eligible Receivable” as defined in the Loan Agreement.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) under common control with the Seller within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) or (o) of the Code for purposes of provisions relating to Sections 412, 430 or 431 of the Code).

“GAAP” shall have the meaning specified in the Loan Agreement.

“Governmental Authority” shall have the meaning specified in the Loan Agreement.

“Indemnified Person” shall have the meaning specified in Section 6.1.

“Initial Receivables” shall mean the Receivables set forth in Schedule I attached hereto.

“Initial Purchased Assets” shall have the meaning set forth in Section 2.1(a).

“Loan Agreement” shall mean that certain Loan and Security Agreement dated as of the date hereof by and among the Purchaser, the Agent and the Lenders party thereto, as amended, restated or otherwise modified from time to time.

“Material Adverse Effect” means any development, event, condition, obligation, liability or circumstance or set of events, conditions, obligations, liabilities or circumstances or any change(s) which (i) has been or reasonably could be expected to be material and adverse to the value of any of the Purchased Assets or to the business, operations, properties, assets, liabilities or condition (financial or otherwise) of Seller; or (ii) has materially impaired or reasonably could be expected to materially impair the ability of Seller to perform any of its obligations, or to consummate the transactions, under this Agreement.

Purchase and Sale Agreement

“Person” shall have the meaning specified in the Loan Agreement.

“Portfolio Documents” shall have the meaning specified in the Loan Agreement.

“Purchased Assets” shall mean all Initial Purchased Assets and Subsequent Purchased Assets.

“Purchase Price” shall mean, with respect to any Purchased Assets conveyed by the Seller to the Purchaser hereunder on any Transfer Date, an amount equal to the aggregate sum of (i) the outstanding principal balance of all Receivables being conveyed on such Transfer Date, plus (ii) interest accrued but unpaid thereon as of such Transfer Date.

“Purchaser” shall have the meaning specified in the preamble.

“Receivable” shall have the meaning specified in the Loan Agreement.

“Request for Revolver Advance” shall mean a written request for a Revolving Advance under the Loan Agreement submitted by Purchaser to Agent.

“Revolving Advance” shall have the meaning specified in the Loan Agreement.

“Seller” shall have the meaning specified in the preamble.

“Solvent” shall mean, with respect to any Person, at any date, that, on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsequent Purchased Assets” shall have the meaning specified in Section 2.1(b).

“Supplement” shall mean the certificate documenting the transfer from the Seller to the Purchaser of any Additional Receivables, in the form of Exhibit A attached hereto, which shall identify (i) each related Receivable and its Receivable Balance (as defined in the Loan Agreement), (ii) the related Purchase Price, (iii) the origination date of such Receivable, and (iv) the related Addition Date. No Supplement is intended to be, or shall in any way be deemed to be, a negotiable instrument.

“Transaction Documents” shall mean this Agreement, the Loan Agreement, the Loan Documents (as defined in the Loan Agreement), and all other documents executed or delivered by the parties hereto or Agent pursuant to this Agreement or in connection herewith, as each such document may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

Purchase and Sale Agreement

“Transfer Date” shall mean the Closing Date and each Addition Date, as applicable.

Section 1.2. Other Definitional Provisions. All terms defined in this Agreement, when used in any other document made or delivered pursuant hereto, including any certificate or Conveyance Document, shall have the meanings defined herein, unless otherwise defined therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

ARTICLE II

PURCHASE AND SALE OF RECEIVABLES

Section 2.1. Purchases. (a) The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, except as expressly otherwise set forth herein, on the Closing Date, all of its right, title and interest in, to and under (i) each Initial Receivable, (ii) all Collections and other proceeds of the Initial Receivables received, collected or otherwise recovered on or after the Closing Date, (iii) all Portfolio Documents relating to the Initial Receivables, (iv) all property that is related to any Initial Receivable, (v) all servicing rights, all guaranties, letters of credit, letter-of-credit rights, security interests, liens, supporting obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Initial Receivable whether pursuant to the Portfolio Documents related to such Initial Receivable or otherwise, (vi) all insurance policies that relate to any Initial Receivable or any property related to an Initial Receivable, (vii) all of the Seller’s rights (but none of its obligations) under the Assigned Agreements, in each case to the extent relating to the Initial Receivables, including, without limitation, (A) all monies due and to become due to the Seller under the Assigned Agreements, whether in respect of Scheduled Payments, fees, expenses, costs, indemnities, damages for the breach thereof or otherwise, (B) all property otherwise related to the Assigned Agreements, (C) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements and (D) all rights, remedies, powers, privileges and claims of Seller in relation to the Purchased Assets, in each case, whether arising pursuant to the terms of Assigned Agreements or as otherwise available at law or in equity, and (viii) all proceeds (including, without limitation, “proceeds” as defined in Article 9 of the UCC as in effect in the State of New York), profits, rents and products of any of the foregoing (collectively, the “Initial Purchased Assets”). The Purchase Price for the Initial Purchased Assets shall be as set forth on Schedule I attached hereto, and shall be due and payable in cash on the date of this Agreement.

Purchase and Sale Agreement

(b) From time to time during the term of this Agreement, upon approval by Agent of a Request for Revolver Advance in accordance with the terms of the Loan Agreement, the Seller shall sell, transfer, assign, set over and otherwise convey to the Purchaser, and the Purchaser shall purchase and accept from the Seller, such additional Receivables presented in such Request for Revolver Advance (any Receivable that the Purchaser so agrees to purchase being an “Additional Receivable”) on the terms and conditions set forth in this Section 2.1 and Article VII. In the event the Purchaser acquires an Additional Receivable from the Seller, the Purchaser and the Seller shall execute and deliver a Supplement specifying therein the Additional Receivables which are the subject of such Conveyance and the effective date of such Conveyance (such date, the “Addition Date”). Effective as of the Addition Date for each Additional Receivable, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, except as expressly otherwise set forth herein, all of its right, title and interest in, to and under (i) such Additional Receivable, (ii) all Collections and other proceeds of such Additional Receivable received, collected or otherwise recovered on or after such Addition Date (or such earlier date, if any, as may be specified in the related Supplement), (iii) all Portfolio Documents relating to such Additional Receivable, (iv) all property that is related to such Additional Receivable, (v)  all servicing rights, all guaranties, letters of credit, letter-of-credit rights, security interests, liens, supporting obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Additional Receivable whether pursuant to the Portfolio Documents related to such Additional Receivable or otherwise, (vi) all insurance policies that relate to such Additional Receivable or any property securing such Additional Receivable, (vii) all of the Seller’s rights (but none of its obligations) under the Assigned Agreements, in each case to the extent relating to such Additional Receivable, including, without limitation, (A) all monies due and to become due to the Seller under the Assigned Agreements, whether in respect of repurchase prices, Scheduled Payments, fees, expenses, costs, indemnities, damages for the breach thereof or otherwise, (B) all property otherwise related to the Assigned Agreements, (C) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements and (D) all rights, remedies, powers, privileges and claims of Seller in relation to the Purchased Assets, in each case, whether arising pursuant to the terms of Assigned Agreements or as otherwise available at law or in equity, and (viii) all proceeds (including, without limitation, “proceeds” as defined in Article 9 of the UCC as in effect in the State of New York), profits, rents and products of any of the foregoing (collectively, the “Subsequent Purchased Assets”). The Purchase Price for each Subsequent Purchased Asset shall be as set forth on the Supplement related to it, and shall be due and payable in cash immediately upon the transfer of title to such Subsequent Purchased Asset from the Seller to the Purchaser.

(c) It is the intention of the parties hereto that each Conveyance of a Receivable to be made hereunder shall constitute a true sale and absolute conveyance, and not a loan secured by such Receivable, that each Conveyance to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any right, title or interest whatsoever by the Seller and that each party will treat each Conveyance as a true sale in all public or third party communications. Except as expressly otherwise provided in this Agreement, each Conveyance is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable to the Purchaser for all representations, warranties, covenants and other agreements made by the Seller pursuant to the terms of this Agreement, and (ii) such Conveyance does not constitute and is not intended to result in an assumption by the Purchaser or any assignee thereof of any obligation of the Seller or any other Person, whether arising under the Assigned Agreements or otherwise existing. The Seller agrees to note in its books, records, financial statements and tax returns that the Purchased Assets have been conveyed to the Purchaser, and the Purchaser agrees to note in its books, records, financial statements and tax returns that it has purchased such Purchased Assets and has not loaned the Seller funds secured by such Receivables. If, notwithstanding the intention of the parties, the Seller shall be deemed for any reason to have retained any right, title or interest in or to any Purchased Asset that is or was purported to be the subject of any Conveyance hereunder, then the Seller shall be deemed to have granted, and the Seller hereby does grant, to the Purchaser a security interest in all of the Seller’s right, title and interest in, to and under all Purchased Assets now existing or hereafter arising, which security interest shall secure all present and future obligations of the Seller hereunder and all amounts paid by the Purchaser to the Seller hereunder plus interest and other charges that accrue on all Purchased Assets and which security interest shall be expressly subordinate, junior and inferior in all respects to the security interest of Agent in such Purchased Assets pursuant to the Loan Agreement. It is the intention of the Seller and the Purchaser that the Purchased Assets transferred by the Seller to the Purchaser pursuant to this Agreement shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law.

Purchase and Sale Agreement

Section 2.2. Documentation.

(a) The Seller shall take all action necessary or appropriate, or that the Purchaser may reasonably request, to cause the Purchaser to become the owner of record of each Purchased Asset. The Purchaser is hereby appointed as the attorney-in-fact of the Seller with the power to prepare, execute and record assignments, endorsements to instruments and other instruments, documents and agreements necessary or appropriate to evidence or further effectuate the Conveyances made hereunder. Such power, coupled with an interest, is irrevocable.

(b) The Seller shall provide any other data requested by Purchaser and in the Seller’s possession or control with respect to the Receivables purchased by the Purchaser.

(c) On and after each Transfer Date hereunder, the Purchaser shall own the Purchased Assets conveyed by the Seller to the Purchaser on such Transfer Date and the Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Purchased Assets.

ARTICLE III

CONSIDERATION AND PAYMENT

Section 3.1. Purchase Price. The Purchase Price for the Purchased Assets to be conveyed hereunder on any Transfer Date shall be payable by the Purchaser on such Transfer Date. Such Purchase Price shall be paid in cash by wire transfer of funds to the account of the Seller specified for such purpose. To the extent that the cash amount received for any Purchased Asset conveyed by the Seller to the Purchaser hereunder is less than the Purchase Price of such Purchased Asset at the time of the applicable sale, the shortfall shall be deemed to have been contributed by the Seller to the capital of the Purchaser on the applicable Transfer Date. The Seller and the Purchaser intend that the Purchase Price for any Purchased Assets conveyed by the Seller to the Purchaser hereunder reflect the fair market value which would be obtained in an arm’s length transaction with an unaffiliated party of such Purchased Assets, at the time of the applicable sale.

Purchase and Sale Agreement

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1. Seller Representations and Warranties. The Seller hereby represents and warrants to, and agrees with, the Purchaser as of the Closing Date and as of each Addition Date, that:

(a) Existence; Compliance with Law. The Seller (i) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Nevada; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the absence of such qualification, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (iii) has the requisite power and authority to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the absence of such licenses, permits, consents, approvals or filings, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect; (v) is in compliance with its organizational documents in all material respects; and (vi) is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Executive Offices; Purchased Assets Locations; Corporate or Other Names; FEIN. As of the Closing Date, the current location of the Seller’s chief executive office, principal place of business, other offices, the warehouses and premises within which any documentation pertaining to the Purchased Assets is stored or located, and the locations of its records concerning the Purchased Assets are set forth in Schedule II hereto. Except as set forth in Schedule II hereto, during the five years prior to the date hereof, the Seller has not been known as or used any company, fictitious or trade name other than the name of the Seller appearing on the signature page hereto. In addition, Schedule II hereto lists the federal employer identification number of the Seller.

(c) Power, Authorization, Enforceable Obligations. The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which it is a party: (i) are within the Seller’s corporate powers; (ii) have been duly authorized by all necessary limited liability company action; (iii) do not contravene any provision of the Seller’s certificate of formation, limited liability company agreement or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any court or governmental authority binding on the Seller; (v) do not result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any Receivable or any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Seller is a party or by which the Seller or any of the property of the Seller is bound; (vi) do not prohibit monitoring the Purchased Assets, and sharing confidential information with the Purchaser for purposes of exercising rights and remedies of each of the Purchaser under the Transaction Documents; (vii) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Seller (other than any right of the Seller hereunder); and (viii) do not require the consent or approval of any Governmental Authority or any other Person, except consent to the sale of Receivables, to the extent required by the Portfolio Documents applicable thereto (all of which have been or will be obtained prior to the applicable Transfer Date). On or prior to the Closing Date, each of the Transaction Documents to which the Seller is a party shall have been duly executed and delivered by the Seller and each such Transaction Document shall then constitute a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Purchase and Sale Agreement

(d) No Litigation. No litigation is now pending or, to the knowledge of the Seller, threatened against the Seller that (i) challenges the Seller’s right or power to enter into or perform any of its obligations under the Transaction Documents to which it is a party, or the validity or enforceability of any Transaction Document or any action taken thereunder, (ii) seeks to prevent any sale contemplated by this Agreement or the consummation of any of the other transactions contemplated under this Agreement or the other Transaction Documents, or (iii) could reasonably be expected have a Material Adverse Effect.

(e) Solvency. Both before and after giving effect to (i) the transactions contemplated by this Agreement and the other Transaction Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, the Seller is and will be Solvent.

(f) Taxes. The Seller has filed in a timely manner all material tax returns (federal, state and local) which it reasonably believes are required to be filed by it and has paid or made adequate provision for the payment of all material taxes, assessments and other governmental charges due from the Seller except to the extent that the Seller is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings and has adequately reserved against the obligation to pay such amount in accordance and to the extent required by GAAP.

(g) Full Disclosure. No report or other written statement furnished by or on behalf of the Seller to the Purchaser pursuant to the terms of this Agreement or any of the other Transaction Document (other than any information provided to the Seller by an Account Debtor on or prior to the Transfer Date of the Receivable) contains when furnished any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which and at the time they were made.

(h) ERISA. The Seller and any ERISA Affiliate has not adopted, maintained, contributed to or incurred by any of its own actions or assumed and will not adopt, maintain, contribute to or incur by any of its own actions or assume any legal obligation with respect to any “employee benefit plan” as defined in Section 3(3) of ERISA or any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

(i) Investment Company Act. The Seller is not, and is not required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended.

Purchase and Sale Agreement

(j) Eligible Assets. As of (i) the Closing Date and (ii) the Addition Date with respect to each Receivable, as applicable, each Receivable sold to the Purchaser pursuant to this Agreement is an Eligible Receivable subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(k) Conveyances from Others. All actions (including, without limitation, the filing of all financing statements or other similar instruments or documents under the UCC of all applicable jurisdictions and the giving of all notices that may be required under the laws of any applicable jurisdiction) required under the UCC in order to perfect and protect the Purchaser’s interest in the Purchased Assets as against any purchasers from, or creditors of, the Seller or any Person from whom the Seller acquired such Purchased Asset have been duly taken.

(l) No Adverse Selection. The Seller has not in bad faith selected Receivables for Conveyances that are of lower credit quality than Receivables that it purchases for its own holdings.

(m) Compliance with Law. Each Receivable that is the subject of a Conveyance complies in all material respects with all requirements of Applicable Law as of its applicable Transfer Date. Each Receivable that is the subject of a Conveyance has been serviced in compliance in all material respects with Applicable Law as of its applicable Transfer Date.

(n) Good Title. No Receivable or related other property conveyed to Purchaser hereunder has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Purchaser. Immediately prior to each Conveyance hereunder, the Seller was the legal and beneficial owner of each Receivable and all related security interests and other property rights, that is the subject of such Conveyance, free and clear of any Adverse Claim. After giving effect to each Conveyance hereunder, the Purchaser shall have good and marketable title to each Purchased Asset purported to be conveyed to the Purchaser, free and clear of any Adverse Claim. As of the Transfer Date pertaining thereto, the Purchaser shall have good and marketable title to all security interests and other property rights relating to such Receivable.

Section 4.2. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to, and agrees with the Seller as of the Closing Date and as of each Addition Date, that:

(a) Existence. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Power, Authorization, Enforceable Obligations. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party: (i) are within the Purchaser’s limited liability company powers; (ii) have been duly authorized by all necessary or proper limited liability company action; and (iii) do not contravene any provision of the Purchaser’s certificate of formation, limited liability company agreement or other organizational documents (collectively, “Organizational Documents”). On or prior to the Closing Date, each of the Transaction Documents to which the Purchaser is a party shall have been duly executed and delivered by the Purchaser and each such Transaction Document shall then constitute a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

The representations and warranties set forth in this Article IV shall survive the Conveyance of the Purchased Assets to the Purchaser and termination of the rights and obligations of the Purchaser and the Seller under this Agreement.

Purchase and Sale Agreement

ARTICLE V

COVENANTS OF THE SELLER

Section 5.1. Seller Covenants. The Seller hereby covenants and agrees with the Purchaser as follows:

(a) Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and the other Transaction Documents and comply in all material respects with all federal, state and local laws and regulations applicable to it and the Purchased Assets, including those relating to truth in lending, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and all applicable Federal, state and local environmental statutory and regulatory requirements, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Maintenance of Existence and Conduct of Business. The Seller shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate of incorporation and bylaws; and (iii) transact business only in such names as set forth on Schedule II, attached hereto.

(c) ERISA; Plan Assets. The Seller shall give the Purchaser prompt written notice of any event that could result in the imposition of a lien under Section 412 of the Code or Section 302 or 4068 of ERISA. The Seller shall not, directly or indirectly, engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code), and the Seller and its ERISA Affiliates shall not, directly or indirectly, (a) incur any “accumulated funding deficiency” as such term is defined in Section 302 of ERISA with respect to any Employee Plan, (b) permit any “employee benefit plan” as defined in Section 3(3) of ERISA to be subject to involuntary termination proceedings pursuant to Title IV of ERISA, or (c) fully or partially withdraw from any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

(d) Modifications of Purchased Assets. Consistent with the Purchaser’s ownership of the Purchased Assets, except as permitted under the Loan Agreement, the Seller shall not extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Purchased Asset.

Purchase and Sale Agreement

(e) Amendments to Receivables or Assigned Agreements. The Seller shall not, without the prior written consent of the Purchaser and, if required under the Loan Agreement, the Agent, (i) cancel or terminate any Receivable or Assigned Agreement that is a Purchased Asset, (ii) give any consent, waiver, directive or approval under any Receivable or Assigned Agreement that is a Purchased Asset, (iii) waive any default, action, omission or breach under any Receivable or Assigned Agreement that is a Purchased Asset, or otherwise grant any indulgence or forbearance thereunder, or (iv) amend, supplement or otherwise modify any of the terms of any Receivable or Assigned Agreement that is a Purchased Asset.

(f) ERISA. The Seller shall not, and shall not cause or permit any of its ERISA Affiliates to, cause or permit to occur an event that could result in the imposition of a Lien on Purchased Assets under Section 412 of the Code or Section 302 or 4068 of ERISA.

(g) Adverse Claims. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Purchased Asset or assign any right to receive income in respect thereof except to the Purchaser pursuant to this Agreement, and the Seller shall defend the right, title and interest of the Purchaser in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller.

(h) Sale Treatment. Consistent with the intent of the parties to this Agreement, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by this Agreement in any manner other than a sale and absolute assignment of the applicable Receivables to the Purchaser constituting a “true sale”.

(i) Name Changes; Organizational Changes; Offices and Records. The Seller shall not change its legal name, identity, company structure or jurisdiction of organization in any manner, unless it shall have given the Purchaser at least 30 days’ prior written notice thereof. The Seller shall maintain its principal place of business and chief executive office at the location specified herein or, upon thirty (30) days’ prior written notice to the Purchaser, at such other location in a jurisdiction where all action reasonably requested by the Purchaser pursuant to Section 10.13 shall have been taken.

(j) Capital Structure and Business. The Seller shall not (i) make any changes in any of its business objectives, purposes or operations that results, or that will result, in a Material Adverse Effect or (ii) amend its organizational documents in a manner that results, or that will result, in a Material Adverse Effect.

(k) Information. The Seller shall deliver or cause to be delivered to the Purchaser information and documents related to the Purchased Assets as the Purchaser may reasonably request, promptly upon the Purchaser’s request therefor.

(l) Records. The Seller shall maintain its computer systems so that, from and after the time of Conveyance under this Agreement of Purchased Assets to the Purchaser and the grant of a security interest in such Purchased Assets by the Purchaser to the Agent, the Seller’s master computer records (including archives) that shall refer to such a Purchased Asset indicate clearly that such Purchased Asset has been Conveyed to the Purchaser hereunder and pledged by the Purchaser to the Agent. Indication of the security interest of the Agent in a Purchased Asset transferred hereunder shall be deleted from or modified on the Seller’s computer systems when, and only when, such Purchased Asset shall be (i) subject to payoff with respect to the underlying Receivable by the related Account Debtor or (ii) the Lien released, cancelled or terminated pursuant to the Loan Agreement.

Purchase and Sale Agreement

(m) Minimum Volume Percentage. At any time prior to the last day of the Revolving Period (as defined in the Loan Agreement), so long as (a) the then-applicable Maximum Loan Amount (as defined in the Loan Agreement) does not exceed $25,000,000 and (b) the then outstanding principal balance of the Revolving Advances is less than an amount equal to ninety percent (90%) of such Maximum Loan Amount, Seller shall sell to Purchaser one hundred percent (100%) of all Eligible Receivables, or Receivables substantially similar to the criteria set forth in the definition of “Eligible Receivables” originated, acquired or held by Seller (calculated as a percentage of Receivables Balance), on the same terms and conditions set forth in this Agreement.

ARTICLE VI

INDEMNITIES

Section 6.1. Indemnities. The Seller shall indemnify and hold harmless the Purchaser, and Purchaser’s officers, directors, employees, attorneys, agents, representatives and successors (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person arising out of or relating to any of the following:

(i) the failure of any representation or warranty made or deemed made by the Seller (or any of its officers or representatives on its behalf) under or in connection with this Agreement or any other information delivered by the Seller pursuant hereto to be true and correct in all material respects when made or deemed made or delivered;

(ii) the failure by the Seller to comply in all material respects with any of its obligations under any term, provision or covenant contained in this Agreement, any Receivable prior to its Transfer Date or any agreement executed in connection herewith or therewith, or any applicable law, rule or regulation with respect to the servicing of any Purchased Asset prior to its Transfer Date;

(iii) any action or omission in violation of this Agreement or prior to the Transfer Date by the Seller which results in the imposition of any Adverse Claim with respect to any Purchased Asset (other than in favor of the Purchaser pursuant to the Transaction Documents);

(iv) any fraud on the part of Account Debtor known to the Seller prior to the applicable Transfer Date or on the part of the Seller or any of its Affiliates at any time;

Purchase and Sale Agreement

(v) any action by or through Seller that is in violation of the Purchaser’s ownership of the Purchased Assets;

(vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of a related Account Debtor) of any Account Debtor to the payment of any Purchased Asset relating to any breach by the Seller or its obligations under the related Purchased Asset on or prior to the applicable Transfer Date but specifically excluding any dispute, claim, offset, or defense arising after the applicable Transfer Date out of acts by any party other than the Seller; or

(vii) any inability to litigate any claim against any Account Debtor in respect of any Purchased Asset as a result of any action or inaction of the Seller on or prior to the applicable Transfer Date.

For purposes of clarification, the Seller is not indemnifying any Indemnified Person any such amounts resulting solely from (A) any gross negligence, bad faith or willful misconduct of any Indemnified Person claiming indemnification hereunder, (B) taxes (including interest and penalties imposed thereon) imposed by the jurisdiction in which such Indemnified Person’s principal executive office is located, on or measured by the overall net income of such Indemnified Person; (C) lost profits; and (D) losses in respect of Purchased Assets that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Account Debtor, or would constitute recourse to the Seller for losses in respect of such uncollectible Purchased Assets.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1. Conditions to the Purchaser’s Obligations. Without limiting any provision set forth herein, neither Purchaser nor Seller shall have any obligation to purchase any Receivable, or to sell any Receivable on any Transfer Date, respectively, in the event that:

(a) any representation and warranty in this Agreement shall not be true in any material respect or any covenant in this Agreement shall not have been performed;

(b) the Purchaser shall not have received a duly executed and completed Supplement; or

(c) all of the Assigned Agreements and other documentation required to be delivered to Purchaser pursuant to Section 2.2 hereof (if any) shall not have been delivered.

The conditions set forth in this Section 7.1 may be waived by the Seller and the Purchaser.

Purchase and Sale Agreement

ARTICLE VIII

REPURCHASE OBLIGATION

Upon discovery by the Purchaser, or Agent of a breach of any representation or warranty with respect to any Receivable sold hereunder, the party discovering the same shall give prompt written notice thereof to the other party. On or prior to the tenth (10th) Business Day following receipt of such written notice of such breach, if such breach has not been remedied or waived and if requested in such notice to repurchase the Receivable affected by such breach, then Seller shall repurchase the Receivable affected by such breach from the Purchaser by remitting cash to the Collection Account in an amount equal to the aggregate of the then-outstanding principal balance of such Receivable plus any accrued but unpaid interest with respect to such Receivable as of the repurchase date. Upon Seller satisfying its obligations under this Article VIII, any breach of the representation and warranty contained herein shall be deemed automatically cured without any further action.

ARTICLE IX

TERM & PURCHASE TERMINATION

Section 9.1. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until the earlier of (a) the termination of this Agreement by the parties hereto or (b) at the option of the Purchaser or Seller, the repayment in full of the Obligations and the termination of the Loan Agreement as provided therein; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by the Seller pursuant to Article IV and (ii) the indemnification provisions of Article VI and the provisions of Article VIII and Sections 10.12, 10.14 and 10.15 shall be continuing and shall survive any termination of this Agreement.

Section 9.2. Purchase Termination. Upon termination of this Agreement, the parties acknowledge and agree that no further Conveyances of Purchased Assets may be made to the Purchaser hereunder. Notwithstanding any cessation of Conveyances hereunder, Purchased Assets transferred to the Purchaser prior to the termination of this Agreement and Collections and other proceeds in respect of such Purchased Assets whenever received, shall continue to be the property of the Purchaser.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1. Waivers and Amendment. No failure or delay on the part of Purchaser or any Indemnified Person in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement or any other Conveyance Document may be amended, supplemented, modified or waived except in writing signed by Seller and the Purchaser, in each case except for supplements, consents, directions and approvals relating to the management of the Receivables and Purchased Assets or the determination of what Receivables are purchased or sold hereunder.

Purchase and Sale Agreement

Section 10.2. GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK IN RELIANCE ON NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES THAT WOULD RESULT IN APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT. Each of the parties hereto waives personal service of process and irrevocably consents to service of process in the manner provided for notices in Section 10.4. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.3. CONSENT TO JURISDICTION. By execution and delivery of THIS AGREEMENT, each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the CourtS of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against PURCHASER, SELLER or its RESPECTIVE properties in the courts of any jurisdiction. PURCHASER AND SELLER EACH hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 10.3. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Purchase and Sale Agreement

Section 10.4. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon confirmation of receipt by the transmitting machine and telephonic advice of the transmission, when sent by telecopy or other similar facsimile transmission, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, (d) when delivered, if hand-delivered by messenger, and (e) upon confirmation of receipt by return e-mail when sent by e-mail, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth under its name on Schedule III or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

Section 10.5. Severability of Provisions. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.6. No Set Off. No amounts payable to the Purchaser by the Seller shall be subject to set-off or deduction against any obligation of the Purchaser to the Seller, and the Seller hereby waives any such right of set-off or deduction.

Section 10.7. Counterparts. This Agreement and all Conveyance Documents may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, e-mail or other Electronic Transmission shall be effective as delivery of a manually executed counterpart of a signature page to this Agreement.

Section 10.8. Binding Effect; Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party may assign its rights or obligations hereunder or any interest herein without the prior written consent of each other party hereto.

Section 10.9. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

Section 10.10. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Purchase and Sale Agreement

Section 10.11. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 10.12. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or any other Conveyance Document, or contained in certificates of officers of any Seller submitted pursuant hereto, or contained in any assignment permitted hereunder, shall remain operative and in full force and effect and shall survive conveyance of, or grant of a security interest in, the related Purchased Assets by the Purchaser to any other Person.

Section 10.13. Protection of Ownership Interests of Purchaser in Purchased Assets.

(a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents (including, without limitation, assignment agreements, title documents, financing statements and endorsements of instruments), and take all actions, that may be necessary, or that the Purchaser may reasonably request, to perfect, protect, defend or more fully evidence the ownership interest of the Purchaser in the Purchased Assets, or to enable the Purchaser to exercise and enforce its rights and remedies hereunder (including, without limitation, to enforce any of the Purchased Assets).

(b) If the Seller fails to perform any of its obligations under Section 10.13(a), the Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Purchaser’s reasonable out-of-pocket costs and expenses incurred in connection therewith shall be payable by the Seller. The Seller irrevocably authorizes the Purchaser at any time and from time to time in the sole discretion of the Purchaser, and appoints the Purchaser as its attorney-in-fact, to act on behalf of the Seller (i) to execute on behalf of the Seller and to file and record financing statements or any other filings necessary or desirable in the Purchaser’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchaser and its assigns in the Purchased Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Purchased Assets as a financing statement in such offices as the Purchaser in its sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the Purchaser’s ownership interest in the Purchased Assets. This appointment is coupled with an interest and is irrevocable. The Seller hereby authorizes the Purchaser to file financing statements and other filing or recording documents with respect to the Purchased Assets (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Seller, in such form and in such offices as the Purchaser reasonably determines appropriate to perfect or maintain the perfection of the ownership interest of the Purchaser in the Purchased Assets. The Seller acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Purchased Assets (including any amendments thereto, or continuation or termination statements thereof), without the express prior approval by the Purchaser, consenting to the form and substance of such filing or recording document. The Seller approves, authorizes and ratifies any filings or recordings made by or on behalf of the Purchaser in connection with the perfection of the ownership interests in favor of the Purchaser in the Purchased Assets.

Section 10.14. Liability of the Seller. The Seller shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by the Seller (including its indemnification obligations) and with respect to its representations and warranties in this Agreement and in any Assigned Agreement.

Section 10.15. Pledge by Purchaser. The Seller acknowledges that the Purchaser has pledged all of its rights, title and interest in and to this Agreement to the Agent for the benefit of the Agent and the Lenders (and their successors and assigns), and that the Agent and the Lenders may enforce this Agreement on behalf of the Purchaser. Each of Agent and the Lenders is an intended third party beneficiary of this Agreement.

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Purchase and Sale Agreement

IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

RUMBLEON FINANCE, LLC, as Seller

By:	/s/ Scott Raymer
Name:	Scott Raymer
Title:	President

ROF SPV I, LLC, as Purchaser

By:	/s/ Scott Raymer
Name:	Scott Raymer
Title:	President

Purchase and Sale Agreement

EXHIBIT A

to

PURCHASE AND SALE AGREEMENT

FORM OF SUPPLEMENT

This SUPPLEMENT, dated as of ________, 20__ (the “Transfer Date”), is entered into by and between RUMBLEON FINANCE, LLC, a Nevada limited liability company (the “Seller”), and ROF SPV I, LLC, a Delaware limited liability company (the “Purchaser”).

PRELIMINARY STATEMENTS

Reference is made herein to that certain Purchase and Sale Agreement dated as of February 4, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”) among the Seller and the Purchaser. Capitalized terms used and not otherwise defined herein shall have the meanings specified in the Sale Agreement or, if not defined therein, in the Loan Agreement referred to therein.

Pursuant to the Sale Agreement, the Seller may from time to time assign and sell Receivables and other property related to such Receivables to the Purchaser. The Sale Agreement provides that each such Conveyance of Receivables and other property is to be confirmed by the execution and delivery of an agreement such as this Supplement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Sale, Assignment and Transfer. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse except as expressly provided in the Sale Agreement, all of its right, title and interest in, to, and under the Receivables identified on Schedule A attached hereto together with all other Subsequent Purchased Assets related thereto, whether now existing or hereafter arising.

Section 2. Representations and Warranties of the Seller. The Seller hereby re-makes the representations and warranties set forth in Section 4.1 of the Sale Agreement (other than those specific to a certain date), on which the Purchaser relies in accepting the Subsequent Purchased Assets. Such representations and warranties shall survive the Conveyance of the Subsequent Purchased Assets to the Purchaser.

Section 4. Binding Effect. This Supplement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns as set forth in the Sale Agreement.

Section 5. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Purchase and Sale Agreement

Section 6. Intent of the Parties. It is the intention of the parties hereto that the Conveyance contemplated hereby shall constitute a true sale and absolute conveyance, and not a loan secured by any Receivable. If, notwithstanding the intention of the parties, the Seller shall be deemed for any reason to have retained any right, title or interest in or to any Receivable that is or was purported to be the subject of any Conveyance hereunder, then the Seller shall be deemed to have granted, and the Seller hereby does grant, to the Purchaser a security interest in all of the Seller’s right, title and interest in, to and under such Receivable and all Subsequent Purchased Assets related thereto, whether now existing or hereafter arising, which security interest shall secure all present and future obligations of the Seller hereunder and under the Sale Agreement.

Section 7. GOVERNING LAW. THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED IN ACCORDANCE WITH SECTION 10.2 OF THE SALE AGREEMENT, THE TERMS AND PROVISIONS OF WHICH ARE INCORPORATED HEREIN.

Section 8. Counterparts. This Supplement may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Supplement by facsimile, e-mail or other Electronic Transmission shall be effective as delivery of a manually executed counterpart of a signature page to this Supplement.

Purchase and Sale Agreement

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IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Supplement to be duly executed by their respective officers as of the day and year first above written.

RUMBLEON FINANCE, LLC, as Seller

By:
Name:
Title:

ROF SPV I, LLC, as Purchaser

By:
Name:
Title:

[Signature Page to Supplement]

Purchase and Sale Agreement

SCHEDULE A TO SUPPLEMENT

List of Purchased Assets

Purchase and Sale Agreement